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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest Event reported): May 14, 1997

                         Commission file number 0-14190

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      No. 94-2967523
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                         Identification No.)


                 5929 College Avenue, Oakland, California    94618
               (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (510) 652-8187



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Item 5.  Other Events


         On May 14, 1997, the Board of Directors of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), approved a third amendment (the "Amendment") to the Amended and Restated Rights Agreement (the "Rights Agreement") dated as of March 4, 1991, and amended June 14, 1994 and March 17, 1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C. (as second successor in interest to Bank of America, N.T. & S.A., a national banking association), as Rights Agent. The Amendment, which became effective on May 15, 1997, amends the Rights Agreement to change the Final Expiration Date (as defined in the Rights Agreement) to May 16, 2007, and to increase the Purchase Price (as defined in the Rights Agreement) for each one one-hundredth of a Preferred Share (as defined in the Rights Agreement) to $300, subject to adjustment.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits.

         10.1 Third Amendment dated May 15, 1997, to Amended and Restated Rights Agreement dated as of March 4, 1991, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DREYER'S GRAND ICE CREAM, INC.



                                        By:    /s/ Paul R. Woodland
                                            ----------------------------------
                                        Name:  Paul R. Woodland
                                        Title: Vice President - Finance and
                                               Administration, Chief Financial
                                               Officer and Assistant Secretary

Dated:  May 19, 1997



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                                INDEX TO EXHIBITS

Exhibit

10.1 Third Amendment dated May 15, 1997, to Amended and Restated Rights Agreement dated as of March 4, 1991, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.



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